Exhibit 10.3

SUBSCRIPTION AGREEMENT

SUBSCRIPTION AGREEMENT (the “Subscription Agreement”) made as of the last date set forth on the signature page hereof between Optimus Healthcare Services, Inc., a Florida corporation (the “Company”), and the undersigned (the “Subscriber”).

W I T N E S S E T H:

WHEREAS, the Company is conducting a private offering (the “Offering”) consisting of up to 7,500 shares of the Company’s series C convertible preferred stock, par value $0.001 per share (the “Preferred Stock”), each share of Preferred Stock having a stated value of $1,000 per share (the “Stated Value”) and convertible into shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) at a conversion price of $0.07 per share of Common Stock, subject to adjustment, with each share of Common Stock to be sold at either: (i) a price of $0.07 per share (the “Cash Purchase Price”) or (ii) the surrender by KORR Acquisition Group, Inc. of up to $2,450,000 principal amount of subordinated promissory notes on a $1 for $1 basis currently held (the “Note Purchase Price” and together with the Cash Purchase Price, the “Offering Price”);

WHEREAS, in connection with the purchase of the shares of Preferred Stock, each Subscriber will receive a three-year warrant (the “Warrant”, and collectively with the Preferred Stock, the “Securities”) to purchase 18,286 shares of Common Stock of the Company for every one (1) share of Preferred Stock purchased by such Subscriber in this Offering, at an exercise price equal to $0.075 per share, subject to adjustment thereunder (the “Exercise Price”);

WHEREAS, the Offering is on a “reasonable efforts” basis as to the shares of Preferred Stock to be sold up to the maximum offering amount of $7,500,000 (the “Maximum Offering”) to a limited number of “accredited investors” (as that term is defined by Rule 501(a) of Regulation D (“Regulation D”) promulgated under the Securities Act of 1933, as amended (the “Securities Act”);

WHEREAS, the Company and each Subscriber is executing and delivering this Subscription Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D as promulgated by the SEC under the Securities Act; and

WHEREAS, the Subscriber desires to purchase such number of shares of Preferred Stock (together with the associated Warrants) as set forth on the signature page hereof on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Subscriber agree as follows:

I.	SUBSCRIPTION FOR SECURITIES AND REPRESENTATIONS BY SUBSCRIBER

1.1 Subject to the terms and conditions hereinafter set forth, the Subscriber hereby subscribes for and agrees to purchase from the Company, and the Company agrees to sell to the Subscriber, such number of shares of Preferred Stock as is set forth on the signature page hereof in such installments and on such dates as set forth on Schedule A annexed hereto. The aggregate Cash Purchase Price is payable by wire transfer, to be held by the Company until an applicable closing occurs, to the Company as set forth in instructions to be provided under separate cover. The aggregate Note Purchase Price is payable by tender for cancellation of a principal amount of subordinated promissory notes equal to such Subscriber’s aggregate Offering Price.

1.2 The Subscriber understands, acknowledges, and agrees that, except as otherwise required by law, the Subscriber is not entitled to cancel, terminate or revoke this Subscription Agreement or any agreements of the Subscriber hereunder and that this Subscription Agreement and such other agreements shall survive the death or disability of the Subscriber and shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and permitted assigns. If the Subscriber is more than one person, the obligations of the Subscriber hereunder shall be joint and several and the agreements, representations, warranties and acknowledgments herein contained shall be deemed to be made by and be binding upon each such person and his/her heirs, executors, administrators, successors, legal representatives and permitted assigns.

1.3 The Subscriber recognizes that the purchase of the Securities involves a high degree of risk including, but not limited to, the following: (a) the Company requires substantial funds in addition to the proceeds of the Offering; (b) an investment in the Company is highly speculative, and only investors who can afford the loss of their entire investment should consider investing in the Company and the Securities; (c) the Subscriber may not be able to liquidate his, her or its investment; (d) transferability of the Securities (including any securities issuable upon conversion and/or exercise of the Securities) is extremely limited; (e) in the event of a disposition, the Subscriber could sustain the loss of its entire investment; and (f) the Company has not paid any dividends since its inception and does not anticipate paying any dividends.

1.4 At the time such Subscriber was offered the Securities, it was, and as of the date hereof it is, and on each date on which it converts the Preferred Stock and/or exercise of the Warrants, it will be an “accredited investor” as defined in Rule 501(a) under the Securities Act, as indicated by the Subscriber’s responses to the investor questionnaire attached as Exhibit A to this Subscription Agreement, and that the Subscriber is able to bear the economic risk of an investment in the Securities.

1.5 The Subscriber hereby acknowledges and represents that:(a) the Subscriber has adequate means of providing for the Subscriber’s current financial needs and contingencies; (b) the Subscriber has knowledge and experience in business and financial matters, prior investment experience, including investment in securities that are non-listed, unregistered and/or not traded on a national securities exchange or the Subscriber has employed the services of a “purchaser representative” (as defined in Rule 501 of Regulation D), attorney and/or accountant to read all of the documents furnished or made available by the Company both to the Subscriber and to all other prospective investors in the Securities to evaluate the merits and risks of such an investment on the Subscriber’s behalf; (c) the Subscriber recognizes the highly speculative nature of this investment; (d) the Subscriber is able to bear the economic risk that the Subscriber hereby assumes; and (e) the Subscriber could afford a complete loss of such investment in the Securities.

1.6 The Subscriber hereby acknowledges receipt and careful review of this Subscription Agreement, the amendment to the Amended and Restated Articles of Incorporation to be filed with the Secretary of State of the State of Florida for the Preferred Stock substantially in the form attached hereto as Exhibit A (the “Charter Amendment”), the Warrant and all other exhibits, annexes and appendices thereto (collectively referred to as the “Offering Materials”), and has had access to the Company’s periodic and current reports filed with the United States Securities and Exchange Commission (the “SEC”), including but not limited to, the Company’s Current Report on Form 8-K filed with the SEC on March 14, 2024 and the Company’s Current Report on Form 8-K filed with the SEC on June 7, 2024 (collectively, the “Forbearance 8-K”), the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2024 and the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2024, each as publicly filed with and available at the website of the SEC which can be accessed at www.sec.gov, and hereby represents that the Subscriber has been furnished by the Company during the course of the Offering with all information regarding the Company, the terms and conditions of the Offering and any additional information that the Subscriber has requested or desired to know, and has been afforded the opportunity to ask questions of and receive answers from duly authorized officers or other representatives of the Company concerning the Company and the terms and conditions of the Offering; provided, however that no investigation performed by or on behalf of the Subscriber shall limit or otherwise affect its right to rely on the representations and warranties of the Company contained herein. Furthermore, the Subscriber acknowledges it has reviewed the Forbearance 8-K and is aware of the Company’s current forbearance situation with its senior secured creditors. By the date of signature to this Subscription Agreement, the Subscriber (along with its advisors) acknowledges its ability to conduct its own due diligence, research and evaluation of the financial condition and integrity of the Company and the particular transaction, and affirms it has made its own appraisal of, and investigation into, the Company’s business, property, financial and other condition and creditworthiness which has been completed to the Subscriber’s total satisfaction.

1.7 (a) In making the decision to invest in the Securities, the Subscriber has relied solely upon the information provided by the Company in the Offering Materials. To the extent necessary, the Subscriber has retained, at its own expense, and relied upon appropriate professional advice regarding the investment, tax and legal merits and consequences of this Subscription Agreement and the purchase of the Securities hereunder. The Subscriber disclaims reliance on any statements made or information provided by any person or entity in the course of Subscriber’s consideration of an investment in the Securities other than the Offering Materials and the results of Subscriber’s own independent investigation.

(b) The Subscriber represents that: (i) the Subscriber was contacted regarding the sale of the Securities by the Company (or another person whom the Subscriber believed to be an authorized agent or representative thereof) with whom the Subscriber had a prior substantial pre-existing relationship; and (ii) it did not learn of the offering of the Securities by means of any form of general solicitation or general advertising, and in connection therewith, the Subscriber did not (A) receive or review any advertisement, article, notice or other communication published in a newspaper or magazine or similar media or broadcast over television or radio, whether closed circuit, or generally available; or (B) attend any seminar meeting or industry investor conference whose attendees were invited by any general solicitation or general advertising.

1.8 The Subscriber hereby acknowledges that the Offering has not been reviewed by the SEC nor any state regulatory authority since the Offering is intended to be exempt from the registration requirements of Section 5 of the Securities Act, pursuant to Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D. The Subscriber understands that the Securities have not been registered under the Securities Act or under any state securities or “blue sky” laws and agrees not to sell, pledge, assign or otherwise transfer or dispose of the Securities unless they are registered under the Securities Act and under any applicable state securities or “blue sky” laws or unless an exemption from such registration is available.

1.9 The Subscriber understands that the Securities, including any shares of Common Stock issuable upon conversion of the Preferred Stock (the “Conversion Shares”) and/or the shares of Common Stock issuable upon exercise of the Warrants (the “Warrant Shares” and together with the Conversion Shares, the “Underlying Shares”) have not been registered under the Securities Act by reason of a claimed exemption under the provisions of the Securities Act that depends, in part, upon the Subscriber’s investment intention. In this connection, the Subscriber hereby represents that the Subscriber is purchasing the Securities for the Subscriber’s own account for investment and not with a view toward the resale or distribution to others; provided, however, that nothing contained herein shall constitute an agreement by the Subscriber to hold the Securities for any particular length of time and the Company acknowledges that the Subscriber shall at all times retain the right to dispose of its property as it may determine in its sole discretion, subject to any restrictions imposed by applicable law. The Subscriber, if an entity, further represents that it was not formed for the purpose of purchasing the Securities.

1.10 The Subscriber consents to the placement of a legend on any certificate or other document evidencing the Securities and, when issued, the Underlying Shares and, that such securities have not been registered under the Securities Act or any state securities or “blue sky” laws and setting forth or referring to the restrictions on transferability and sale thereof contained in this Subscription Agreement. The Subscriber is aware that the Company will make a notation in its appropriate records with respect to the restrictions on the transferability of such Securities and any Underlying Shares, as applicable. The legend to be placed on each certificate shall be in form substantially similar to the following:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR ANY STATE SECURITIES OR “BLUE SKY LAWS,” AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED ABSENT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR COMPLIANCE WITH RULE 144 PROMULGATED UNDER SUCH ACT, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.”

1.11 The Subscriber hereby represents that the address of the Subscriber furnished by Subscriber on the signature page hereof is the Subscriber’s principal residence if Subscriber is an individual or its principal business address if it is a corporation or other entity.

1.12 The Subscriber represents that the Subscriber has full power and authority (corporate, statutory and otherwise) to execute and deliver this Subscription Agreement and to purchase the Securities. This Subscription Agreement constitutes the legal, valid and binding obligations of the Subscriber, enforceable against the Subscriber in accordance with its terms.

1.13 If the Subscriber is a corporation, partnership, limited liability company, trust, employee benefit plan, individual retirement account, Keogh Plan, or other tax-exempt entity, it is authorized and qualified to invest in the Company and the person signing this Subscription Agreement on behalf of such entity has been duly authorized by such entity to do so.

1.14 The Subscriber acknowledges that if he or she is a Registered Representative of a Financial Industry Regulatory Authority (“FINRA”) member firm, he or she must give such firm the notice required by the FINRA’s Rules of Fair Practice, receipt of which must be acknowledged by such firm.

1.15 The Subscriber agrees not to issue any public statement with respect to the Offering, Subscriber’s investment or proposed investment in the Company or the terms of any agreement or covenant between them and the Company without the Company’s prior written consent, except such disclosures as may be required under applicable law.

1.16 The Subscriber understands, acknowledges and agrees with the Company that the Subscription Agreement may be rejected, in whole or in part, by the Company, in the sole and absolute discretion of the Company, at any time before any Closing notwithstanding prior receipt by the Subscriber of notice of acceptance of the Subscriber’s subscription.

1.17 The Subscriber acknowledges that the information contained in the Offering Materials or otherwise made available to the Subscriber is confidential and non- public, has been delivered to it in reliance upon agreement to maintain the confidentiality of the information and upon Regulation FD promulgated by the Commission, and agrees that all such information shall be kept in confidence by the Subscriber and neither used by the Subscriber for the Subscriber’s personal benefit (other than in connection with this Subscription Agreement) nor disclosed to any third party for any reason, notwithstanding that a Subscriber’s Subscription Agreement may not be accepted by the Company; provided, however, that: (a) the Subscriber may disclose such information to its affiliates and advisors who may have a need for such information in connection with providing advice to the Subscriber with respect to its investment in the Company so long as such affiliates and advisors have an obligation of confidentiality; and (b) this obligation shall not apply to any such information that (i) is part of the public knowledge or literature and readily accessible at the date hereof; (ii) becomes part of the public knowledge or literature and readily accessible by publication (except as a result of a breach of this provision); or (iii) is received from third parties without an obligation of confidentiality (except third parties who disclose such information in violation of any confidentiality agreements or obligations, including, without limitation, any subscription or other similar agreement entered into with the Company).

1.18 The Subscriber understands that the Securities being offered and sold to it rely on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Subscriber’s compliance with, the representations, warranties, agreements, acknowledgements and understandings of such Subscriber set forth herein in order to determine the availability of such exemptions and the eligibility of such Subscriber to acquire the Securities. The Subscriber agrees to supply the Company, within five (5) days after the Subscriber receives the request therefor from the Company, with such additional information concerning the Subscriber as the Company deems necessary or advisable.

1.19 The Subscriber understands that Rule 144 promulgated under the Act (“Rule 144”) requires, among other conditions, a minimum holding period prior to the resale of securities acquired in a non-public offering without having to satisfy the registration requirements under the Securities Act. The Subscriber understands and hereby acknowledges that the Company is under no obligation to register the Securities under the Act or any state securities or “blue sky” laws or to assist the Subscriber in obtaining an exemption from various registration requirements, other than as set forth herein.

1.20 The Subscriber agrees to hold the Company and its directors, officers, employees, controlling persons and agents (including its managers, members, officers, directors, employees, counsel, controlling persons and agents) and their respective heirs, representatives, successors and assigns harmless from and to indemnify them against all liabilities, costs and expenses incurred by them as a result of: (i) any misrepresentation made by the Subscriber contained in this Subscription Agreement or breach of any warranty by the Subscriber in this Subscription Agreement or in any Exhibits or Schedules attached hereto; (ii) any untrue statement of a material fact made by the Subscriber and contained herein; or (iii) after any applicable notice and/or cure periods, any breach or default in performance by the Subscriber of any covenant or undertaking to be performed by the Subscriber hereunder, or any other Offering Materials entered into by the Company and Subscriber relating hereto. Notwithstanding the foregoing, in no event shall the liability of the Subscriber hereunder be greater than the aggregate subscription amount paid for the Securities as set forth on the signature page hereto.

1.21 If the Subscriber is purchasing the Securities in a fiduciary capacity for another person or entity, including without limitation a corporation, partnership, trust or any other entity, the Subscriber has been duly authorized and empowered to execute this Subscription Agreement and all other subscription documents, and such other person fulfills all the requirements for purchase of the Securities as such requirements are set forth herein, concurs in the purchase of the Securities and agrees to be bound by the obligations, representations, warranties and covenants contained herein. Upon request of the Company, the Subscriber will provide true, complete and current copies of all relevant documents regarding the Subscriber, authorizing its investment in the Company and/or evidencing the satisfaction of the foregoing.

1.22 Neither the Subscriber nor, to the Subscriber’s knowledge, any of its directors, executive officers, other officers that may serve as a director or officer of any company in which it invests, general partners or managing members is subject to any Disqualification Events, except for Disqualification Events covered by Rule 506(d)(2)(ii) or (iii) under the Securities Act, and disclosed in writing in reasonable detail to the Company.

1.23 Each Subscriber understands that the Company is current in its reporting obligations with the SEC and that the Company was previously a “shell company” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company previously has not been current in its reporting obligations with the SEC. Pursuant to Rule 144(i), securities issued by a current or former shell company that otherwise meet the holding period and other requirements of Rule 144 nevertheless cannot be sold in reliance on Rule 144 until one year after the Company: (a) is no longer a shell company; and (b) has filed current “Form 10 information” (as defined in Rule 144(i)) with the SEC reflecting that it is no longer a shell company, and provided that at the time of a proposed sale pursuant to Rule 144, the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and has filed all reports and other materials required to be filed by Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports. As a result, the restrictive legends on certificates for the Securities and when issued, the Underlying Shares, cannot be removed except in connection with an actual sale meeting the foregoing requirements or pursuant to an effective registration statement.

1.24 Each Subscriber understands that we are offering the Securities on a “reasonable efforts” basis. In a reasonable efforts offering such as the one described in this Subscription Agreement, there is no assurance that we will sell the Maximum Offering. Accordingly, we may close upon amounts less than the Maximum Offering, which may not provide the Company with sufficient funds to fully implement its business plan. If the Company does not raise gross cash proceeds of at least $2,000,000 from the sale of the Securities, we may be in default of our forbearance agreement with our senior secured creditor as described in our filings with the SEC, including the Forbearance 8-K.

II.	REPRESENTATIONS BY AND COVENANTS OF THE COMPANY

The Company hereby represents and warrants to the Subscriber that:

2.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and has full corporate power and authority to own and use its properties and its assets and conduct its business as currently conducted. The Company is not in violation of any of the provisions of their respective articles of incorporation, by-laws or other organizational or charter documents, including, but not limited to the Charter Documents (as defined below). The Company is duly qualified to conduct business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not result in a direct and/or indirect: (i) material adverse effect on the legality, validity or enforceability of any of the Securities and/or this Subscription Agreement; (ii) material adverse effect on the results of operations, assets, business, condition (financial and other) or prospects of the Company and its Subsidiaries, taken as a whole; or (iii) material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under the Offering Materials (as defined below) (any of (i), (ii) or (iii), a “Material Adverse Effect”).

2.2 Authorization; Enforceability. The Company has all corporate right, power and authority to enter into, execute and deliver this Subscription Agreement and each other agreement, document, instrument and certificate to be executed by the Company in connection with the consummation of the transactions contemplated hereby, including, but not limited to the Offering Materials, and to perform fully its obligations hereunder and thereunder. All corporate action on the part of the Company, its directors and stockholders necessary for the (a) Authorization, execution, delivery and performance of this Subscription Agreement and the Offering Materials by the Company; and (b) authorization, sale, issuance and delivery of the Securities and upon issuance, the Underlying Shares, contemplated hereby and the performance of the Company’s obligations under this Subscription Agreement and the Offering Materials has been taken. The Conversion Shares, when issued in accordance with the terms of the Charter Amendment, will be validly issued, fully paid and nonassessable, free and clear of all Encumbrances imposed by the Company other than restrictions on transfer provided for in the Offering Materials. The Warrant Shares, when issued in accordance with the terms of the Warrants, will be validly issued, fully paid and nonassessable, free and clear of all Encumbrances imposed by the Company other than restrictions on transfer provided for in the Offering Materials. This Subscription Agreement and the Offering Materials have been duly executed and delivered by the Company and each constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its respective terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies, and to limitations of public policy. The Securities and any shares issuable upon conversion of the Securities is duly authorized and, when issued and paid for in accordance with the applicable Offering Materials, will be duly and validly issued, fully paid and nonassessable, free and clear of all encumbrances other than restrictions on transfer provided for in the Offering Materials. The issuance and sale of the Securities contemplated hereby will not give rise to any preemptive rights or rights of first refusal on behalf of any person.

2.3 No Conflict; Governmental Consents.

(a) The execution and delivery by the Company of this Subscription Agreement and the Offering Materials, the issuance and sale of the Securities and the consummation of the other transactions contemplated hereby or thereby do not and will not: (i) result in the violation of any law, statute, rule, regulation, order, writ, injunction, judgment or decree of any court or governmental authority to or by which the Company is bound including without limitation all foreign, federal, state and local laws applicable to its business and all such laws that affect the environment, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect; (ii) conflict with or violate any provision of the Company’s Amended and Restated Articles of Incorporation, as amended (the “Articles”), or the Bylaws (and collectively with the Articles, the “Charter Documents”) of the Company; and (iii) conflict with, or result in a material breach or violation of, any of the terms or provisions of, or constitute (with or without due notice or lapse of time or both) a default or give to others any rights of termination, amendment, acceleration or cancellation (with or without due notice, lapse of time or both) under any agreement, credit facility, lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which the Company or any Subsidiary is a party or by which any of them is bound or to which any of their respective properties or assets is subject, nor result in the creation or imposition of any Encumbrances upon any of the properties or assets of the Company or any Subsidiary.

(b) No approval by the holders of Common Stock, or other equity securities of the Company is required to be obtained by the Company in connection with the authorization and execution of this Subscription Agreement and the other Offering Materials or in connection with the authorization, issue and sale of the Securities, except as has been previously obtained.

(c) No consent, approval, authorization or other order of any governmental authority or any other person is required to be obtained by the Company in connection with the authorization, execution, delivery and performance of this Subscription Agreement and the other Offering Materials or in connection with the authorization, issue and sale of the Securities and, upon issuance, the shares issuable upon conversion thereunder, except such post-sale filings as may be required to be made with the SEC, FINRA and with any state or foreign blue sky or securities regulatory authority, all of which shall be made when required.

2.4 Capitalization and Voting Rights. As of the date of this Agreement, the Company is authorized to issue 1,000,000,000 shares of Common Stock, of which, 50,018,664 shares were issued and outstanding, and 100,000,001 shares of “blank check” preferred stock authorized, of which 10,000,001 have been designated as Series A Convertible Preferred Stock of which 1,102 are issued and outstanding, 60,000,000 have been designated as Series B Convertible Preferred Stock of which 8,105,724 are issued and outstanding, 7,500 have been designated as Series C Convertible Preferred Stock of which 0 are issued and outstanding and 6,000 have been designated as Series D Convertible Preferred Stock of which 0 are issued and outstanding,. Except as set forth in the SEC Reports (as defined below): (i) there are no outstanding securities of the Company or any of its Subsidiaries which contain any preemptive, redemption or similar provisions, nor is any holder of securities of the Company or any Subsidiary entitled to preemptive or similar rights arising out of any agreement or understanding with the Company or any Subsidiary by virtue of any of the Offering Materials, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (ii) neither the Company nor any Subsidiary has any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement; and (iii) there are no outstanding options, warrants, agreements, convertible securities, preemptive rights or other rights to subscribe for or to purchase or acquire, any shares of capital stock of the Company or any Subsidiary or contracts, commitments, understandings, or arrangements by which the Company or any Subsidiary is or may become bound to issue any shares of capital stock of the Company or any Subsidiary, or securities or rights convertible or exchangeable into shares of capital stock of the Company or any Subsidiary. The issuance and sale of the Underlying Shares, as contemplated hereby, will not obligate the Company to issue shares of Common Stock or other securities to any other person (other than the Subscribers) and will not result in the adjustment of the exercise, conversion, exchange or reset price of any outstanding security.

2.5 SEC Reports; Financial Statements. The Company has filed all reports required to be filed by it under the Securities Act and Securities Exchange Act of 1934 (the “Exchange Act”), including pursuant to Section 13(a) or 15(d) thereof, for the twenty-four months preceding the date hereof (or such shorter period as the Company was required by law to file such reports) (the foregoing materials being collectively referred to herein as the “SEC Reports” and, together with the Schedules to this Agreement (if any), the “Disclosure Materials”) on a timely basis or has timely filed a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the footnotes thereto, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

2.6 Consents of Third Parties. No vote, approval or consent of any other third parties is required or necessary to be obtained by the Company in connection with the authorization, execution, deliver and performance of this Subscription Agreement and the other Offering Materials or in connection with the authorization, issue and sale of the Securities and, upon issuance, the Warrant Shares, except as previously obtained, each of which is in full force and effect.

2.7 Brokers. Neither the Company nor any of the Company’s officers, directors, employees or stockholders has employed or engaged any broker or finder in connection with the transactions contemplated by this Subscription Agreement and no fee or other compensation is or will be due and owing to any broker, finder, underwriter, placement agent or similar person in connection with the transactions contemplated by this Subscription Agreement. The Company is not party to any other agreement, arrangement or understanding whereby any person has an exclusive right to raise funds and/or place or purchase any debt or equity securities for or on behalf of the Company.

2.8 Bad Actor Disqualification

(a) No Disqualification Events. With respect to Securities to be offered and sold hereunder in reliance on Rule 506 under the Securities Act (“Regulation D Securities”), none of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Subscriber a copy of any disclosures provided thereunder.

(b) Other Covered Persons. The Company is not aware of any person that: (i) has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of the Securities; and (ii) who is subject to a Disqualification Event.

(c) Notice of Disqualification Events. The Company will notify in writing of: (i) any Disqualification Event relating to any Issuer Covered Person; and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Issuer Covered Person, prior to any Closing of this Offering.

III.	TERMS OF SUBSCRIPTION

3.1 The Securities will be offered for sale until the earlier of: (i) the date upon which subscriptions for the Maximum Offering offered hereunder have been accepted; (ii) December 31, 2024, which period may be extended without further notice to prospective investors by the Company, in its discretion, until June 1, 2025; or (iii) the date upon which the Company elects to terminate the Offering (the “Termination Date”). The Offering is being conducted on a “reasonable efforts” basis for the Maximum Offering.

3.2 The Company may hold an initial closing (“Initial Closing”) at any time after the receipt of accepted subscriptions by the Company. After the Initial Closing, subsequent closings with respect to additional Securities may take place at any time prior to the Termination Date as determined by the Company, with respect to subscriptions accepted prior to the Termination Date (each such closing, together with the Initial Closing, being referred to as a “Closing”). The last Closing of the Offering, occurring on or prior to the Termination Date, shall be referred to as the “Final Closing”. Any subscription documents or funds received after the Final Closing will be returned, without interest or deduction. In the event that the Closing does not occur prior to the Termination Date, all amounts paid by the Subscriber shall be returned to the Subscriber, without interest or deduction.

3.3 The minimum purchase that may be made by any prospective investor shall be $50,000. Subscriptions for investment below the minimum investment may be accepted at the discretion of the Company. The Company reserve the right to reject any subscription made hereby, in whole or in part, in their sole discretion. The Company’s agreement with each Subscriber is a separate agreement and the sale of the Securities to each Subscriber is a separate sale.

3.4 All funds shall be deposited in the account identified in Section 1.1 hereof.

3.5 No certificates representing the Securities purchased by the Subscriber pursuant to this Subscription Agreement will be prepared but rather will be held in book-entry form with the Company’s transfer agent. Copies of any account statements will be provided by the Company as soon as commercially practicable after a Closing.

3.6 The Company’s agreement with each Subscriber is a separate agreement and the sale of Securities to each Subscriber is a separate sale.

IV.	CONDITIONS TO OBLIGATIONS OF THE SUBSCRIBER

4.1 The Subscriber’s obligation to purchase the Securities at the Closing at which such purchase is to be consummated is subject to the fulfillment on or prior to such Closing of the following conditions, which conditions may be waived at the option of each Subscriber to the extent permitted by law:

(a) Representations and Warranties; Covenants. The representations and warranties made by the Company in Section II hereof qualified as to materiality shall be true and correct at all times prior to and on the Closing Date(s), except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date, and, the representations and warranties made by the Company in Section II hereof not qualified as to materiality shall be true and correct in all material respects at all times prior to and on the Closing Date(s), except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date. All covenants, agreements and conditions contained in this Subscription Agreement to be performed by the Company on or prior to the date of such Closing shall have been performed or complied with in all material respects.

(b) No Legal Order Pending. There shall not then be in effect any legal or other order enjoining or restraining the transactions contemplated by this Subscription Agreement.

(c) No Law Prohibiting or Restricting Such Sale. There shall not be in effect any law, rule or regulation prohibiting or restricting such sale or requiring any consent or approval of any person, which shall not have been obtained, to issue the Securities (except as otherwise provided in this Subscription Agreement).

(d) Required Consents. The Company shall have obtained any and all consents, permits, approvals, registrations and waivers necessary or appropriate for consummation of the purchase and sale of the Securities and the consummation of the other transactions contemplated by the Offering Materials, all of which shall be in full force and effect.

(e) Adverse Changes. As of the date of execution of this Subscription Agreement, no event or series of events shall have occurred that reasonably could have or result in a Material Adverse Effect.

V.	COVENANTS OF THE COMPANY

5.1 Listing of Securities. The Company agrees if it applies to have the Common Stock traded on any other trading market it will take all action reasonably necessary to continue the listing and trading of its Common Stock on a trading market and will comply in all material respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the trading market.

5.2 Replacement of Securities. If any certificate or instrument evidencing any Securities or the Underlying Shares is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company and its transfer agent of such loss, theft or destruction and customary and reasonable indemnity, if requested. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement securities. If a replacement certificate or instrument evidencing any securities is requested due to a mutilation thereof, the Company may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

5.3 Publicity. The Company shall not publicly disclose the name of Subscriber, or include the name of any Subscriber in any filing with the Commission or any regulatory agency or trading market, without the prior written consent of Subscriber, except: (a) as required by federal securities law in connection with (i) the filing of any registration statement contemplated by this Subscription Agreement and (ii) the filing of final Offering Materials (including signature pages thereto) with the SEC, if necessary and (b) to the extent such disclosure is required by law.

5.4 Blue Sky Filings. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Subscriber at the Closing under applicable securities or “Blue Sky” laws of the states of the United States.

5.5 Use of Proceeds. The Company shall use the net proceeds from the sale of the Securities hereunder for working capital purposes.

5.6 Piggy Back Registration. Subject to any limitations set forth in any registration rights granted to the Company’s senior secured creditors, including any registration rights granted to such creditors upon conversion of their indebtedness into a different class of preferred stock after the date hereof, at any time the Securities are owned by a Subscriber and there is not an effective registration statement covering all of the Securities, and if the Company shall determine to prepare and file with the SEC a registration statement relating to an offering for its own account or the account of others under the Securities Act, of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents, relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with the Company’s stock option or other employee benefit plans, then the Company shall deliver to each Subscriber a written notice of such determination and, if within fifteen (15) days after the date of the delivery of such notice, any such Subscriber shall so request in writing, the Company shall include in such registration statement all or any part of such Registrable Securities such Subscriber requests to be registered; provided, however, that Securities will not be included if the underwriter(s) associated with the offering or the Company’s senior secured creditors which is the subject of the registration statement believes, in good faith, that the inclusion of such Securities will have an adverse effect on the sale of the securities for which such registration statement was filed, and further provided, however, that the Company shall not be required to register any Securities pursuant to this Section 6.2 that are eligible for resale pursuant to Rule 144 promulgated by the SEC pursuant to the Securities Act or that are the subject of a then effective registration statement. If any guidance issued by the SEC sets forth a limitation on the number of securities permitted to be registered on a particular registration statement (and notwithstanding that the Company used diligent efforts to advocate with the SEC for the registration of all or a greater portion of Securities), unless otherwise directed in writing by a Subscriber as to its Securities, the number of Registrable Securities to be registered on such registration statement will be reduced on a pro rata basis with such other securities being registered on the applicable registration after as full an allocation as possible has been afforded for the securities for which the registration statement has been filed.

VI. MISCELLANEOUS

6.1  Notice. Any notice or other communication given hereunder shall be deemed sufficient if in writing and sent by registered or certified mail, return receipt requested, or delivered by hand against written receipt therefor, addressed as follows:

if to the Company, to it at:

Optimus Healthcare Services, Inc.

1400 Old Country Road, Suite 306

Westbury, NY 11590

if to the Subscriber, to the Subscriber’s address indicated on the signature page of this Subscription Agreement.

6.2 Notices shall be deemed to have been given or delivered on the date of receipt. Except as otherwise provided herein, this Subscription Agreement shall not be changed, modified or amended except by a writing signed by the parties to be charged, and this Subscription Agreement may not be discharged except by performance in accordance with its terms or by a writing signed by the party to be charged. No waiver of any default with respect to any provision, condition or requirement of this Subscription Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

6.3 This Subscription Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and assigns. The Company may not assign this Subscription Agreement or any rights or obligations hereunder without the prior written consent of Subscriber (other than by merger). Subscriber may assign any or all of its rights under this Subscription Agreement to any person to whom Subscriber assigns or transfers any Securities, provided that such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Offering Materials and this Subscription Agreement.

6.4 The Offering Materials, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

6.5 Upon the execution and delivery of this Subscription Agreement by the Subscriber and the Company, this Subscription Agreement shall become a binding obligation of the Subscriber with respect to the purchase of Preferred Stock as herein provided, subject, however, to the right hereby reserved by the Company to enter into the same agreements with other Subscribers and to reject any subscription, in whole or in part, provided the Company returns to Subscriber any funds paid by Subscriber with respect to such rejected subscription or portion thereof, without interest or deduction.

6.6  All questions concerning the construction, validity, enforcement and interpretation of the Offering Materials shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Subscription Agreement and any other Offering Materials (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Offering Materials), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding.

6.7 In order to discourage frivolous claims the parties agree that unless a claimant in any proceeding arising out of this Subscription Agreement succeeds in establishing his claim and recovering a judgment against another party (regardless of whether such claimant succeeds against one of the other parties to the action), then the other party shall be entitled to recover from such claimant all of its/their reasonable legal costs and expenses relating to such proceeding and/or incurred in preparation therefor.

6.8 The holding of any provision of this Subscription Agreement to be invalid or unenforceable by a court of competent jurisdiction shall not affect any other provision of this Subscription Agreement, which shall remain in full force and effect. If any provision of this Agreement shall be declared by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced in whole or in part, such provision shall be interpreted so as to remain enforceable to the maximum extent permissible consistent with applicable law and the remaining conditions and provisions or portions thereof shall nevertheless remain in full force and effect and enforceable to the extent they are valid, legal and enforceable, and no provisions shall be deemed dependent upon any other covenant or provision unless so expressed herein.

6.9 The representations, warranties, covenants and agreements contained in this Subscription Agreement, shall survive the Closing of the transactions contemplated by this Subscription Agreement and the delivery of the Securities for the applicable statute of limitations.

6.10 It is agreed that a waiver by either party of a breach of any provision of this Subscription Agreement shall not operate, or be construed, as a waiver of any subsequent breach by that same party.

6.11 The Company agrees to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Subscription Agreement.

6.12 This Subscription Agreement may be executed in two or more counterparts each of which shall be deemed an original, but all of which shall together constitute one and the same instrument. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

6.13 Nothing in this Subscription Agreement shall create or be deemed to create any rights in any person or entity not a party to this Subscription Agreement.

6.14 In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Subscriber and the Company will be entitled to specific performance under this Subscription Agreement. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in this Subscription Agreement and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned have caused this Subscription Agreement to be duly executed by their respective authorized signatories as of the date indicated below.

Signature	Signature (if purchasing jointly)

Samuel Guttman
Name Typed or Printed	Name Typed or Printed

Title (if Subscriber is an Entity)	Title (if Subscriber is an Entity)

Entity Name (if applicable)	Entity Name (if applicable

Address	Address

City, State and Zip Code	City, State and Zip Code

Telephone-Business	Telephone-Business

Telephone-Residence	Telephone-Residence

Facsimile-Business	Facsimile-Business

Facsimile-Residence	Facsimile-Residence

Tax ID # or Social Security #	Tax ID # or Social Security #

E-Mail Address	E-Mail Address

Name in which securities should be issued: Samuel Guttman

Cash Subscription Amount: $150,000

Note Subscription Amount: NA

Dated:	November 13, 2024

IN WITNESS WHEREOF, the parties hereto have caused this Subscription Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

OPTIMUS HEALTHCARE SERVICES, inc.		Address for Notice: 1400 Old Country Road, Suite 304, Westbury, NY 11590

By:		Email: csaffron@theoptimushealthcare.com
	Name: Cliff Saffron	Fax:
Title: Interim CEO

EXHIBIT A

INVESTOR QUESTIONNAIRE

OPTIMUS HEALTHCARE SERVICES, INC.

For Individual Investors Only

(All individual investors must INITIAL where appropriate. Where there are joint investors both parties must INITIAL):

Initial	I certify that I have a “net worth” of at least $1 million either individually or through aggregating my individual holdings and those in which I have a joint, community property or other similar shared ownership interest with my spouse. For purposes of calculating net worth under this paragraph, (i) the primary residence shall not be included as an asset, (ii) to the extent that the indebtedness that is secured by the primary residence is in excess of the fair market value of the primary residence, the excess amount shall be included as a liability, and (iii) if the amount of outstanding indebtedness that is secured by the primary residence exceeds the amount outstanding 60 days prior to the execution of this Subscription Agreement, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability.

Initial	I certify that I have had an annual gross income for the past two years of at least $200,000 (or $300,000 jointly with my spouse) and expect my income (or joint income, as appropriate) to reach the same level in the current year.

For Non-Individual Investors

(all Non-Individual Investors must INITIAL where appropriate):

Initial	The undersigned certifies that it is a partnership, corporation, limited liability company or business trust that is 100% owned by persons who meet either of the criteria for Individual Investors, above.

Initial	The undersigned certifies that it is a partnership, corporation, limited liability company or business trust that has total assets of at least $5 million and was not formed for the purpose of investing in Company.

Initial	The undersigned certifies that it is an employee benefit plan whose investment decision is made by a plan fiduciary (as defined in ERISA §3(21)) that is a bank, savings and loan association, insurance company or registered investment adviser.

Initial	The undersigned certifies that it is an employee benefit plan whose total assets exceed $5,000,000 as of the date of the Subscription Agreement.

Initial	The undersigned certifies that it is a self-directed employee benefit plan whose investment decisions are made solely by persons who meet either of the criteria for Individual Investors, above.

Initial	The undersigned certifies that it is a U.S. bank, U.S. savings and loan association or other similar U.S. institution acting in its individual or fiduciary capacity.

Initial	The undersigned certifies that it is a broker-dealer registered pursuant to §15 of the Securities Exchange Act of 1934.

Initial	The undersigned certifies that it is an organization described in §501(c)(3) of the Internal Revenue Code with total assets exceeding $5,000,000 and not formed for the specific purpose of investing in Company.

Initial	The undersigned certifies that it is a trust with total assets of at least $5,000,000, not formed for the specific purpose of investing in Company, and whose purchase is directed by a person with such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment.

Initial	The undersigned certifies that it is a plan established and maintained by a state or its political subdivisions, or any agency or instrumentality thereof, for the benefit of its employees, and which has total assets in excess of $5,000,000.

Initial	The undersigned certifies that it is an insurance company as defined in §2(a)(13) of the Securities Act of 1933, as amended, or a registered investment company.

Printed Name of Subscriber (Individual OR Non-Individual Entity)

Schedule A

Closings

1.  $150,000 to be paid by no later than November 13, 2024.

Schedule 2.8

No Disqualifying Events

Kenneth Orr, the beneficial owner of voting securities of the Company held by KORR Acquisition Group, Inc., and KORR Value LP, our two largest shareholders, was a registered principal and president of First Cambridge Securities Corporation (“First Cambridge”) from March 1994 until May 23, 1997. First Cambridge was registered with the Securities and Exchange Commission (the “Commission”) as a broker-dealer pursuant to Section 15(b) of the Securities Exchange Act of 1934, as amended, during the period of Mr. Orr’s employment.

On May 9, 1997, the Alabama Securities Commission (the “ASC”) issued an order of suspension against Mr. Orr and First Cambridge for failure to respond to a visitation letter from the commission directing the production of documents relevant to an investigation being conducted by the ASC.

On November 10, 1999, the Securities and Exchange Commission (the “Commission”) filed a civil action in federal district court against Mr. Orr and sixteen other defendants. In connection therewith, a Final Judgment of Permanent Injunction and Other Relief was entered by the Court, on September 13, 2002, as to Mr. Orr, with respect to which Mr. Orr consented without admitting or denying the allegations in the Commission’s Complaint, permanently enjoining him from future violations of Section 17(a) of the Securities Act, and Section 10(b) of the Exchange Act and Rule 10b-5 thereunder, ordering him to disgorge $55,000 in ill-gotten SMRH:4839-9458-1458.2 -13- gains, approximately $44,000 in prejudgment interest, and post-judgment interest, and ordering Orr to pay a civil penalty of $55,000. Mr. Orr consented to the entry of the final judgment without admitting or denying the allegations in the Commission’s Complaint.

Regarding the same allegations in the SEC complaint, on January 3, 2002, in a settlement with the US Attorney, Mr. Orr pleaded guilty to one count of indirect conspiracy, and, on May 21, 2002, a judgment was entered against Mr. Orr by the Court pursuant to which Mr. Orr ordered to pay a $3,000 fine. In addition, and as part of the above, in December 2004, Mr. Orr consented to the entry of an Order Making Findings and Imposing Remedial Sanctions pursuant to Section 15(b) of the Securities Exchange Act of 1934.

In connection therewith, Mr. Orr was barred from association with any broker or dealer. Any reapplication for association by Mr. Orr will be subject to the applicable laws and regulations governing the reentry process. Mr. Orr has determined not to reapply or seek reentry.

While the events underlying such actions and/or settlements were over 20 years ago, and the final settlements of such matters were over 15 years ago, investors may wish to consider the above information prior to making an investment in the Company. For further details on the above, go to www.sec.gov, or contact the Company.